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                         AGREEMENT AMONG FILING PARTIES


         THIS AGREEMENT is made and entered into on February 10, 1999, by and among HM 4 FSC, L.P., a Texas limited partnership, HM4/GP Partners, L.P., a Texas limited partnership, Hicks, Muse GP Partners IV, L.P., a Texas limited partnership, Hicks, Muse Fund IV LLC, a Texas limited liability company, and Thomas O. Hicks, an individual (collectively referred to herein as the "Filing Parties").

         WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Act"), requires that, when a Schedule 13G is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the Schedule 13G reflecting that the Schedule 13G is being filed on behalf of all such persons:

         NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

         1. Each Filing Party agrees that a single Schedule 13G (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to the shares of common stock, $.01 par value per share, of McMoRan Exploration Co., a Delaware corporation.

         2. Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13G and (ii) responsible for the timely filing of such Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13G. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13G, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

         3. This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

         4. This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

         5. This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.

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         IN WITNESS WHEREOF, each of the undersigned hereby executed this
Agreement Among Filing Parties as of the date or dates indicated below.

                               THOMAS O. HICKS


Dated:  February 11, 1999           /s/ DAVID W. KNICKEL
                               -------------------------------------------------
                               By: David W. Knickel, Attorney-in-Fact


                               HM4 FSC, L.P., a Texas limited partnership

                                   By:  HM4/GP Partners, L.P.,
                                        its general partner

                                        By:  Hicks, Muse GP Partners IV, L.P.,
                                             its general partner

                                             By:  Hicks, Muse Fund IV LLC,
                                                  its general partner


Dated:  February 11, 1999                         By:   /s/ MICHAEL D. SALIM
                                                      --------------------------
                                                        Michael D. Salim
                                                        Chief Financial
                                                        Officer and Senior
                                                        Vice President


                               HM4/GP PARTNERS, L.P., a Texas limited
                               partnership

                                  By:  Hicks, Muse GP Partners IV, L.P.,
                                       its general partner

                                       By:  Hicks, Muse Fund IV LLC,
                                            its general partner


Dated: February 11, 1999                    By:  /s/ MICHAEL D. SALIM
                                                --------------------------------
                                                 Michael D. Salim
                                                 Chief Financial Officer and
                                                 Senior Vice President



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


                               HICKS, MUSE GP PARTNERS IV, L.P.,
                               a Texas limited partnership

                                  By:   Hicks, Muse Fund IV, LLC,
                                        its general partner



Dated:  February 11, 1999               By:  /s/ MICHAEL D. SALIM
                                             -----------------------------------
                                             Michael D. Salim
                                             Chief Financial Officer and
                                             Senior Vice President

                               HICKS, MUSE FUND IV LLC



Dated:  February 11, 1999      By:   /s/ MICHAEL D. SALIM
                                   ---------------------------------------------
                               Name:     Michael D. Salim
                               Title:    Chief Financial Officer and
                                         Senior Vice President



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